ARTICLES SUPPLEMENTARY

            DREYFUS GROWTH AND VALUE FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: (1) The one hundred million (100,000,000) unissued shares of unclassified Common Stock, $.001 par value per share, with an aggregate par value of one hundred thousand dollars ($100,000), that the Corporation has authority to issue are hereby reclassified as Common Stock of Dreyfus Premier International Value Fund (the "Fund" and together with the other investment portfolios of the Corporation, the "Funds"), and such shares shall be classified as Class B Common Stock; and

     (2) The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by three hundred million (300,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of three hundred thousand dollars ($300,000), which shall be classified as Common Stock of Dreyfus Premier International Value Fund, of which one hundred million (100,000,000) of such shares shall be classified as Class C Common Stock, one hundred million (100,000,000) of such shares shall be classified as Class R Common Stock and one hundred million (100,000,000) of such shares shall be classified as Class T Common Stock of the Fund.

            SECOND: The shares of Class B Common Stock, Class C Common Stock, Class R Common Stock and Class T Common Stock of the Fund shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

     (1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class B, Class C, Class R and Class T Common Stock of the Fund shall be determined separately from each other and Class A Common Stock of the Fund and from the other Funds and, accordingly, the Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock, may vary from class to class and from classes of other Funds. Except for these differences, and certain other differences hereinafter set forth, each class of the Fund's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

     (2) The assets attributable to the Class B, Class C, Class R and Class T Common Stock of the Fund shall be invested in the same investment portfolio of the Fund, together with the assets attributable to Class A Common Stock of the Fund and to any other class of shares of the Fund hereinafter established.

     (3) The proceeds of the redemption of the shares of any class of stock of the Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes,) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

     (4) At such times (which may vary between and among the holders of particular classes) as may be determined by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation, in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of the NASD and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of the Fund may be automatically converted into shares of another class of stock of the Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

     (5) The dividends and distributions of investment income and capital gains with respect to each class of stock of the Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Fund to reflect differing allocations of the expenses of the Fund among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

     (6) Except as may otherwise be required by law, the holders of each class of stock of the Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

            THIRD: Immediately before the increase and classification of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue four billion four hundred million (4,400,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one tenth of one cent ($.001) each, and an aggregate par value of four million four hundred thousand dollars ($4,400,000), classified as follows:

                                                                          SHARES
FUND/CLASS (IF APPLICABLE)                                            AUTHORIZED

Dreyfus Aggressive Growth Fund                                     100,000,000
Dreyfus Emerging Leaders Fund                                      100,000,000
Dreyfus Premier International Value Fund/ Class A Shares           100,000,000
Dreyfus Large Company Growth Fund                                  100,000,000
Dreyfus Large Company Value Fund                                   100,000,000
Dreyfus Midcap Value Fund                                          100,000,000
Dreyfus Small Company Value Fund                                   100,000,000
Dreyfus Midcap Value Plus Fund                                     100,000,000
Unclassified                                                       100,000,000
Dreyfus Premier Technology Growth Fund/Class A shares              100,000,000
Dreyfus Premier Technology Growth Fund/Class B shares              100,000,000
Dreyfus Premier Technology Growth Fund/Class C shares              100,000,000
Dreyfus Premier Technology Growth Fund/Class R shares              100,000,000
Dreyfus Premier Technology Growth Fund/Class T shares              100,000,000
Dreyfus Premier Future Leaders Fund/Class A shares                 100,000,000
Dreyfus Premier Future Leaders Fund/Class B shares                 100,000,000
Dreyfus Premier Future Leaders Fund/Class C shares                 100,000,000
Dreyfus Premier Future Leaders Fund/Class R shares                 100,000,000
Dreyfus Premier Future Leaders Fund/Class T shares                 100,000,000
Dreyfus Premier Strategic Value Fund/Class A shares                100,000,000
Dreyfus Premier Strategic Value Fund/Class B shares                100,000,000
Dreyfus Premier Strategic Value Fund/Class C shares                100,000,000
Dreyfus Premier Strategic Value Fund/Class R shares                100,000,000
Dreyfus Premier Strategic Value Fund/Class T shares                100,000,000
Dreyfus Premier Structured Midcap Fund/Class A shares              100,000,000
Dreyfus Premier Structured Midcap Fund/Class B shares              100,000,000
Dreyfus Premier Structured Midcap Fund/Class C shares              100,000,000
Dreyfus Premier Structured Midcap Fund/Class R shares              100,000,000
Dreyfus Premier Structured Midcap Fund/Class T shares              100,000,000
Dreyfus Premier Growth Fund/Class A shares                         100,000,000
Dreyfus Premier Growth Fund/Class B shares                         100,000,000
Dreyfus Premier Growth Fund/Class C shares                         100,000,000
Dreyfus Premier Growth Fund/Class R shares                         100,000,000
Dreyfus Premier Growth Fund/Class T shares                         100,000,000
Dreyfus Premier Future Leaders Fund 2/Class A shares               100,000,000
Dreyfus Premier Future Leaders Fund 2/Class B shares               100,000,000
Dreyfus Premier Future Leaders Fund 2/Class C shares               100,000,000
Dreyfus Premier Future Leaders Fund 2/Class R shares               100,000,000
Dreyfus Premier Future Leaders Fund 2/Class T shares               100,000,000
Dreyfus Premier Small Company Growth Fund/Class A shares           100,000,000
Dreyfus Premier Small Company Growth Fund/Class B shares           100,000,000
Dreyfus Premier Small Company Growth Fund/Class C shares           100,000,000
Dreyfus Premier Small Company Growth Fund/Class R shares           100,000,000
DREYFUS PREMIER SMALL COMPANY GROWTH FUND/CLASS T SHARES           100,000,000
                                                                   -----------
                                                                 4,400,000,000

Total

            FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is four billion seven hundred million (4,700,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of four million seven hundred thousand dollars ($4,700,000), classified as follows:

                                                                          SHARES
                                                                      AUTHORIZED

FUND/CLASS (IF APPLICABLE)

Dreyfus Aggressive Growth Fund                                     100,000,000
Dreyfus Emerging Leaders Fund                                      100,000,000
Dreyfus Premier International Value Fund/ Class A Shares           100,000,000
Dreyfus Premier International Value Fund/ Class B Shares           100,000,000
Dreyfus Premier International Value Fund/ Class C Shares           100,000,000
Dreyfus Premier International Value Fund/ Class R Shares           100,000,000
Dreyfus Premier International Value Fund/ Class T Shares           100,000,000
Dreyfus Large Company Growth Fund                                  100,000,000
Dreyfus Large Company Value Fund                                   100,000,000
Dreyfus Midcap Value Fund                                          100,000,000
Dreyfus Small Company Value Fund                                   100,000,000
Dreyfus Midcap Value Plus Fund                                     100,000,000
Dreyfus Premier Technology Growth Fund/Class A shares              100,000,000
Dreyfus Premier Technology Growth Fund/Class B shares              100,000,000
Dreyfus Premier Technology Growth Fund/Class C shares              100,000,000
Dreyfus Premier Technology Growth Fund/Class R shares              100,000,000
Dreyfus Premier Technology Growth Fund/Class T shares              100,000,000
Dreyfus Premier Future Leaders Fund/Class A shares                 100,000,000
Dreyfus Premier Future Leaders Fund/Class B shares                 100,000,000
Dreyfus Premier Future Leaders Fund/Class C shares                 100,000,000
Dreyfus Premier Future Leaders Fund/Class R shares                 100,000,000
Dreyfus Premier Future Leaders Fund/Class T shares                 100,000,000
Dreyfus Premier Strategic Value Fund/Class A shares                100,000,000
Dreyfus Premier Strategic Value Fund/Class B shares                100,000,000
Dreyfus Premier Strategic Value Fund/Class C shares                100,000,000
Dreyfus Premier Strategic Value Fund/Class R shares                100,000,000
Dreyfus Premier Strategic Value Fund/Class T shares                100,000,000
Dreyfus Premier Growth Fund/Class A shares                         100,000,000
Dreyfus Premier Growth Fund/Class B shares                         100,000,000
Dreyfus Premier Growth Fund/Class C shares                         100,000,000
Dreyfus Premier Growth Fund/Class R shares                         100,000,000
Dreyfus Premier Growth Fund/Class T shares                         100,000,000
Dreyfus Premier Structured Midcap Fund/Class A shares              100,000,000
Dreyfus Premier Structured Midcap Fund/Class B shares              100,000,000
Dreyfus Premier Structured Midcap Fund/Class C shares              100,000,000
Dreyfus Premier Structured Midcap Fund/Class R shares              100,000,000
Dreyfus Premier Structured Midcap Fund/Class T shares              100,000,000
Dreyfus Premier Future Leaders Fund 2/Class A shares               100,000,000
Dreyfus Premier Future Leaders Fund 2/Class B shares               100,000,000
Dreyfus Premier Future Leaders Fund 2/Class C shares               100,000,000
Dreyfus Premier Future Leaders Fund 2/Class R shares               100,000,000
Dreyfus Premier Future Leaders Fund 2/Class T shares               100,000,000
Dreyfus Premier Small Company Growth Fund/Class A shares           100,000,000
Dreyfus Premier Small Company Growth Fund/Class B shares           100,000,000
Dreyfus Premier Small Company Growth Fund/Class C shares           100,000,000
Dreyfus Premier Small Company Growth Fund/Class R shares           100,000,000
DREYFUS PREMIER SMALL COMPANY GROWTH FUND/CLASS T SHARES           100,000,000
                                                                   -----------
                                                                 4,700,000,000

Total

            FIFTH: The Corporation is registered as an open-end investment company under the 1940 Act.

            SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

            IN WITNESS WHEREOF, Dreyfus Growth and Value Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

                                          DREYFUS GROWTH AND VALUE FUNDS, INC.


                                          BY:
                                             ---------------------------------
                                             Mark N. Jacobs
                                             Vice President

WITNESS:

--------------------------------
Michael A. Rosenberg
Secretary


================================================================================





                              ARTICLES OF AMENDMENT

            DREYFUS GROWTH AND VALUE FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The charter of the Corporation is hereby amended by redesignating Dreyfus International Value Fund as Dreyfus Premier International Value Fund and the issued and unissued shares of Dreyfus International Value Fund as Dreyfus Premier International Value Fund--Class A Common Stock.

            SECOND: The foregoing amendments to the charter of the Corporation were approved by a majority of the entire Board of Directors; the foregoing amendments are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation; and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

            IN WITNESS WHEREOF, Dreyfus Growth and Value Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President who acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                                          DREYFUS GROWTH AND VALUE
                                             FUNDS, INC.



                                          BY:
                                             ---------------------------------
                                             Mark N. Jacobs
                                             Vice President

WITNESS:

--------------------------------
Michael A. Rosenberg
Secretary